UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 30, 2010

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On April 30, 2010, the Board of Directors of VIVUS, Inc. (the “Company”) granted an option to purchase 400,000 shares of the Company’s common stock (the “Inducement Grant”) to Michael P. Miller, the Company’s new Senior Vice President and Chief Commercial Officer.  The Inducement Grant was granted outside of the Company’s 2010 Equity Incentive Plan (the “Plan”) and without stockholder approval pursuant to NASDAQ Listing Rule 5635(c)(4).  The stand-alone option agreement has the following terms: the option has been classified as a non-statutory stock option, has an exercise price equal to the fair market value on the grant date, has a 10-year term and will vest over four years with 25 percent of the shares subject to such option vesting one year after the commencement of Mr. Miller’s employment with the Company on April 26, 2010 and 1/48th of the shares subject to the option vesting monthly thereafter, subject to Mr. Miller’s continued employment with the Company through each such date.  The Inducement Grant will have accelerated vesting pursuant to the terms of the Change of Control Agreement, a copy of which was filed on April 30, 2010 as Exhibit 10.1 to the Company’s Current Report on Form 8-K.

This brief description of the stand-alone stock option agreement is qualified in its entirety by reference to the provisions of the stand-alone stock option agreement, which is attached as Exhibit 10.1 to this current report on Form 8-K.  A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

(e)           On April 30, 2010, the Company’s Compensation Committee of the Board of Directors (the “Compensation Committee”) approved the increase of the Company’s executive officers’ eligibility to receive annual cash incentive payments for the achievement of performance goals established by the Board of Directors or the Compensation Committee from (i) 40% to 45% of the base salaries for Peter Y. Tam, President, Timothy E. Morris, Senior Vice President, Finance and Chief Financial Officer and Michael P. Miller, Senior Vice President and Chief Commercial Officer and (ii) 30% to 35% of the base salaries for Guy P. Marsh, Vice President, U.S. Operations and General Manager, Wesley W. Day, Ph.D., Vice President, Clinical Development and Lee B. Perry, Vice President and Chief Accounting Officer.

Item 7.01.  Regulation FD Disclosure

On May 6, 2010, Kishore Gadde, MD, director of obesity clinical trials at Duke University and a lead investigator, will make a poster presentation entitled, “12-Month Weight Loss and Antihypertensive Benefits With PHEN/TPM CR in Overweight and Obese Subjects With Hypertension,” beginning at 10:00 a.m. at EuroPRevent 2010, the annual congress of the European Association for Cardiovascular Prevention and Rehabilitation, organized by the European Society of Cardiology, in Prague, Czech Republic.  The poster presentation is based on the results of the CONQUER (OB-303) study, which studied the effects of Qnexa®, an investigational drug candidate, on overweight or obese patients with two or more co-morbidities over 56 weeks.

A copy of the poster to be presented by Dr. Gadde is attached hereto as Exhibit 99.2, which shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

10.1	Stand-Alone Stock Option Agreement with Michael P. Miller dated as of April 30, 2010.*
99.1	Press Release issued on May 4, 2010.
99.2	Poster dated May 6, 2010, entitled, “12-Month Weight Loss and Antihypertensive Benefits With PHEN/TPM CR in Overweight and Obese Subjects With Hypertension.”

*Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Lee B. Perry
Lee B. Perry Vice President and Chief Accounting Officer

Date:  May 5, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stand-Alone Stock Option Agreement with Michael P. Miller dated as of April 30, 2010.*
99.1	Press Release issued on May 4, 2010.
99.2	Poster dated May 6, 2010, entitled, “12-Month Weight Loss and Antihypertensive Benefits With PHEN/TPM CR in Overweight and Obese Subjects With Hypertension.”

*Indicates a management contract or compensatory plan.